Exhibit 15.2

ENFORCEMENT DECREE OF THE KOREA ELECTRIC POWER

CORPORATION ACT (THE “KEPCO ACT”)

[Full text of the Presidential Decree No. 11971 was amended as of September 27, 1986]

Amended on May 24, 1989 : Presidential Decree No. 12711

Amended on Mar 31, 1990 : Presidential Decree No. 12964

Amended on July 1, 1992 : Presidential Decree No. 13638

Amended on Mar 6, 1993 : Presidential Decree No. 13870

Amended on July 1, 1995 : Presidential Decree No. 14701

Amended on July 6, 1995 : Presidential Decree No. 14719

Amended on April 27, 1996 : Presidential Decree No. 14988

Amended on Feb 22, 1997 : Presidential Decree No. 15282

Amended on Dec 31, 1998 : Presidential Decree No. 15959

Amended on May 13, 1999 : Presidential Decree No. 16308

Amended on Sep 4, 2006 : Presidential Decree No. 19671

Amended on Oct 27, 2006 : Presidential Decree No. 19719

Amended on Mar 16, 2007 : Presidential Decree No. 19929

Amended on Feb 29, 2008 : Presidential Decree No. 20678

Amended on Apr 21, 2009 : Presidential Decree No. 21441

Amended on Apr 30, 2009 : Presidential Decree No. 21461

Amended on Apr 13, 2010 : Presidential Decree No. 22443

Amended on Oct 13, 2010 : Presidential Decree No. 22443

Amended on Mar 23, 2013 : Presidential Decree No. 24442

Amended on Aug 31, 2016 : Presidential Decree No. 27472

Amended on Jan 5, 2021 : Presidential Decree No. 31380

Article 1 (Purpose)

The purpose of this Decree is to regulate matters entrusted by the KEPCO Act (the “Act”) and matters necessary for enforcement thereof.

Article 2 (Registration of Establishment)

The following matters are subjects of registration of establishment for Korea Electric Power Corporation (the “Corporation”) under Paragraph 2 of Article 7 of the KEPCO Act:

1.	Purpose of establishment;

2.	Name;

3.	Locations of head office, subsidiaries and branches;

4.	Total number of shares to be issued by the Corporation;

5.	Par value of share;

6.	Total number of shares to be issued initially by the Corporation;

7.	Names and addresses of officers; and

8.	Method of public notices.

Article 3 (Registration of Establishment of Branches, etc.)

(1)	If the Corporation establishes a subsidiary or a branch (collectively, the “branches”), registration thereof shall be made as follows:

1.	At the location of the head office: the name and location of the new branch shall be registered within two weeks;

2.	At the location of the new branch: matters specified in each item of Article 2 shall be registered within three weeks;

3.	At the location of an existing branch: the name and location of the new branch shall be registered within three weeks.

(2)

If a new branch is established in the same district as the head office or branch as being subject to the same registry office, the name and location of the new branch office shall be registered within three weeks.

Article 4 (Registration of Relocation)

(1)

If the Corporation relocates the head office or a branch to a district subject to a different registry office, such relocation shall be registered at the former district within two weeks, and matters of each item set forth in Article 2 shall be registered at the new district within three weeks.

(2)	If the Corporation relocates the head office or a branch with the district subject to the same registry office, such relocation shall be registered within two weeks.

Article 5 (Registration of Alteration)

If any item specified in Article 2 is altered, such alteration shall be registered within two weeks in the district of the head office and three weeks in the district of the branch.

Article 6 (Registration of Appointment of Agent, etc.)

(1)

If the President of the Corporation (the “President”) appoints an agent in accordance with Article 11 of the Act, each of the following items shall be registered within two weeks in the district of the head office or of the branch where the agent is located. If matters so registered are altered, the same requirement shall apply.

1.	Name and address of the agent;

2.	Name and district of the head office or the branch where the agent is located;

3.	Any restrictions on the authority of the agent;

(2)	If the agent specified in Paragraph (1) above is terminated, such termination shall be registered at the district of the head office or the branch where the agent was located.

Article 7 (Attachments to the Registration Application)

The Corporation shall attach documents as set out below classifications to its registration application:

1.	For registration of establishment pursuant to Article 2: articles of incorporation, and documents evidencing the equity capital and qualifications of officers;

2.	For registration of establishment of a branch pursuant to Article 3: documents evidencing the establishment of the branch;

3.	For registration of relocation pursuant to Article 4, documents evidencing the relocation of the head office or the branch;

4.	For registration of alteration pursuant to Article 5, documents evidencing such alteration;

5.

For registration of appointment, change or termination of an agent pursuant to Article 6: documents evidencing that such appointment, change or termination of the agent was made in accordance with Article 11 of the Act, and if the authority of the agent is restricted pursuant to Article 6, Paragraph (1), Item (3) hereof, documents evidencing such restriction.

Article 8 (Calculation of the Registration Period)

If an approval or consent of the Minister of the Ministry of Trade, Industry and Energy is required for any matters to be registered by the Corporation, the registration period shall be deemed to have commenced from the date when documents regarding such approval or consent are delivered to the applicant.

Article 9 (Research and Development of Technology)

(1)

The President shall establish a business plan for the research and development of technology as set forth in Article 13, Paragraph (1), Item (3) of the Act, by obtaining the resolution of the board of directors, and submit such plan to the Minister of the Ministry of Trade, Industry and Energy prior to the commencement of the following year. The same requirements shall apply in the case of any alteration of such business plan.

(2)	The business plan specified in Paragraph (1) shall include each of the following items:

1.	Matters regarding the research and development of technology;

2.	Plan for the promotion and support of institutions that research electric power;

3.	Matters regarding investments and contributions; and

4.	Other matters that are deemed necessary for research and development of technology.

(3)	The following institutions (the “Relevant Institutions”) may receive contributions from the Corporation for performing research and development of technology pursuant to Article 2, Paragraph 1:

1.	Energy and Economy Institute;

2.	Korea Advanced Institute of Science & Technology;

3.	Korea Atomic Energy Research Institute;

4.	Korea Institute of Energy and Resources;

5.	Electronics and Telecommunications Research Institute;

6.	Korea Electric Technology Research Institute;

7.	Korea Research Institute of Chemical Technology;

8.	Korea Machinery Research Institute;

9.	Korea Standards Research Institute;

10.	Korea Electrical Engineering & Science Research Institute;

11.	Korea Institute of Energy Technology Evaluation and Planning pursuant to Article 13 of the Energy Act;

12.	Korea Institute of Industrial Technology;

13.	Korean Electrical Manufacturers Association pursuant to Article 38 of Industrial Development Act;

14.	Korea Institute for Industrial Economics and Trade;

15.	Korea Development Institute;

16.

Korea Institute for Advancement of Technology pursuant to Article 38 of the Industrial Technology Innovation Promotion Act and Korea Evaluation Institute of Industrial Technology pursuant to Article 39 thereof;

17.	Korea Testing Laboratory; and

18.	Korea Institute of Radiological & Medical Sciences.

Article 9-2 (Presentation of Business Plan, etc.)

(1)

Any Relevant Institution specified in Paragraph (3) of Article 9 which seeks to receive a contribution shall submit to the President a business plan and budget in a manner determined by the President, at least four months prior to the commencement of each fiscal year. The same requirements shall apply to amendment of the business plan or budget.

(2)	If the business plan or budget specified in Paragraph (1) is deemed to be unreasonable, the President may request adjustment thereof.

(3)

Relevant Institutions shall submit to the President a quarterly report indicating the status of the execution of the business plan and the budget within 20 days following the end of the relevant quarter.

(4)	The Corporation shall determine the details of research and development of technology other than the matters set forth in Paragraphs (1) through (3) above.

Article 9-3 (Requirements for Business Activities Relating to the Use of Owned Real Property)

The phrase “requirements made by Presidential Decree” referred to in Article 30, Paragraph (1), Item 7 of the Act means the following:

(1)

There must be a need to develop the owned real property due to external factors such as the relocation, integration, indoor or underground installment, or aging of the substations or offices of the Corporation.

(2)

There must be a need to develop the owned real property in order to comply with directions for local development for reasons of being included in a city development plan and for reasons of adjacency thereto.

Article 9-4 (Approval of Business Activities Relating to the Use of Owned Real Property)

(1)

If the Corporation desires to obtain approval from the Minister of the Ministry of Trade, Industry and Energy as specified in Article 13, Paragraph (3) of the Act, the Corporation shall prepare and submit to the Minister of the Ministry of Trade, Industry and Energy a business plan including the following matters:

1.	Purpose of the business activity;

2.	Location and area of the business activity;

3.	Duration of the business activity;

4.	Methods of the business activity;

5.	Costs of the business activity and related funding plans;

6.	Documents relating to the feasibility of the business activity; and

7.	Other matters necessary for the implementation of the business activity

(2)	The Minister of the Ministry of Trade, Industry and Energy may approve the application under Paragraph (1) above if such application:

1.	meets any of the requirements set forth in Article 9-3; and

2.	is in accordance with the method of the business activity under Article 13, Paragraph (4) of the Act.

(3)	The Minister of the Ministry of Trade, Industry and Energy may obtain advice from related institutions and real property development experts before it approves the business activity.

(4)

The Minister of the Ministry of Trade, Industry and Energy shall notify the Corporation of the Ministry’s decision on the approval of the business activity within 30 days of its receipt of the business plan under Paragraph (1) above; provided, that if there is an unavoidable reason such as a large scale of the business activity, the Minister of the Ministry of Trade, Industry and Energy may extend such period for up to 20 days.

Article 9-5 (Direct Implementation of Business Activity Using Owned Premises)

The phrase “event defined by Presidential Decree” in the proviso of Article 13, Paragraph (4) of the Act refers to an event where both of the following requirements are satisfied:

1.	A business activity in relation to the use of owned real property which satisfies any of the requirements in Article 9-3 shall be subject to public bidding; and

2.	No person that qualifies for entrustment or a trustee as set forth in the main text of Paragraph (4) of Article 13 of the Act participates in the public bidding specified in Item 1 above.

Article 9-6 (Reporting the Use of Proceeds from the Business Activities in Relation to the Use of Owned Real Property)

The Corporation shall submit to the Minister of the Ministry of Trade, Industry and Energy records relating to the use of proceeds from the business activities in relation to the use of owned real property specified in Article 14, Paragraph (2) of the Act by March 31 of the following year.

Article 10 (Form of Debentures)

Debentures issued under Article 16 of the Act shall be in bearer form; provided, however, that they may be in registered form upon the request of the subscribers or the holders.

Article 11 (Method of Issuance of Bonds)

(1)	The Corporation shall issue debentures through placement, firm commitment underwriting or sale.

(2)

If the debentures are issued by way of sale as specified in Paragraph (1) above, the selling period and the particulars prescribed in Items 1 through 6 of Paragraph (2) of Article 12 shall be publicly notified in advance.

Article 12 (Subscription of Debentures)

(1)

Any person who intends to subscribe for the debentures shall state the number of and subscription purchase for the debentures being subscribed and the subscriber’s address on two application forms and affix his/her name and seal thereunto. If the debentures are being offered in the form of bidding based on the minimum subscription price, the subscriber shall state on the application form the bid price.

(2)	The application form shall contain the following items:

1.	Name of the Corporation;

2.	Aggregate amount of the debentures;

3.	Denomination and par value;

4.	Interest rate;

5.	Method and time of redemption of bonds and method of interest payment;

6.	Issue price (or if applicable, minimum issue price);

7.	Aggregate outstanding balance of debentures, if any; and

8.	Name and address of the placement agent, if any.

Article 13 (Method of Underwriting of Whole Amount of Bonds)

Article 12 shall not apply to debentures that are offered on a firm commitment underwritten basis pursuant to a contract or the portion of debentures which are subscribed by the placement agent.

Article 14 (Total Issue Amount)

The Corporation may state on the debenture subscription form that the debentures shall be issued even if the total amount of actual subscription is less than the total issue amount specified in the form. In this case, the total amount of actual subscription shall be deemed to be the total issue amount.

Article 15 (Payment of the Subscription Amount)

(1)	When subscription for the debentures has been completed, the Corporation shall cause the subscribers to pay in full the subscription price immediately following the completion of subscription.

(2)	The placement agent may take action specified in Paragraph (1) above on behalf of the Corporation.

(3)	Debentures that are being issued by way of an offering may not be issued until full payment of the total subscription price as equal to the issue amount.

Article 16 (Particulars to be Specified in the Debenture Certificate)

Each debenture certificate shall contain the following particulars and shall be signed and affixed with seal by the President:

1.	Name of the Corporation;

2.

Particulars set forth in Items 2 through 5 of Paragraph (2) of Article 12 (but, in case of debentures being issued by way of a sale, the particulars prescribed in Item 2 of Paragraph (2) of Article 12 shall be omitted);

3.	Serial number; and

4.	Issue date of the debenture.

Article 17 (Register of Debentures)

(1)	The Corporation shall keep a register of debentures at the head office and shall record the following particulars:

1.	Number of denominations and serial number;

2.	Issue date of the debenture; and

3.	Particulars stated in Items 2 through 5 and 8 of Paragraph (2) of Article 12.

(2)	If the debenture is in registered form, the following particulars shall be entered in the register in addition to the particulars mentioned in Paragraph (1) above:

1.	Name and address of each debenture holders; and

2.	Date of acquisition of each debenture certificate.

(3)	Any owner or holder of the debenture may request to inspect the register at any time during the business hours of the Corporation.

Article 18 (Loss or mutilation of Interest Coupon)

(1)

In the case of debentures issued in bearer form with interest coupons, if at the time of the redemption of the debenture any interest coupon is lost or mutilated, the amount corresponding to such interest coupon shall be deducted from the redemption amount.

(2)	Any holder of a coupon mentioned in the Paragraph above may demand payment of the amount deducted in exchange for such coupon.

Article 19 (Notice to Debenture Holders, etc.)

(1)

Any notice or demand to the subscriber or rights holder prior to the issue of the debenture shall be sent to such address written on the subscription application; provided, that if another address is given to the Corporation, such notice or demand shall be sent to such address.

(2)	Any notice or demand to holders of debentures in bearer form shall be made by public notice; provided, that if the address of such holds can be known, public notice is not required.

(3)

Any notice or demand to holders of debentures in register form shall be sent to the address written on the debenture register; provided, that if another address is given to the Corporation, such notice or demand shall be sent to such address.

Article 20 (Asset Revaluation Method)

(1)	In cases of revaluing its assets in accordance with Article 17, the Corporation shall use the following methods to calculate the market value of such assets (“Revaluation value”).

1.	Tangible Fixed Assets (excluding land):

Market value calculated using the following formula based on acquisition cost, construction price index, replacement cost and accrued depreciation as of the date of revaluation. Acquisition cost means the purchase price or the sum of the cost of goods plus ancillary costs (or if the revaluation has been made pursuant to the Asset Revaluation Act, the value so revalued); construction price index means the price index per item of construction materials or fixed assets as of the revaluation date as calculated by the Corporation based on the original acquisition date (or if the revaluation has been made pursuant to the Asset Revaluation Act, the date of the most recent revaluation); and replacement cost price means the costs of re-acquiring the relevant asset.

{(acquisition cost * construction price index) or replacement cost price} * (1—accumulated depreciation/acquisition cost)

2.

Intangible fixed assets, standing timber, tangible assets listed as provisional price and assets for which revaluation is difficult based on the formula specified in the preceding Paragraph 1: a value calculated in accordance with the appraisal rules specified in Article 3 of the Appraisal and Certified Appraiser Act.

(2)	If the revaluation value of the assets calculated in accordance with Paragraph (1) above falls short of the book value, the book value shall be deemed the revaluation value.

(3)

In the case of revaluation in accordance with Paragraph 1 above, the Corporation shall determine the criteria for the construction price index calculation and other necessary criteria and obtain the approval of the Minister of the Ministry of Trade, Industry and Energy. The foregoing procedures shall apply to the alteration of such criteria. Minor alterations are not subject to the Minister’s approval.

(4)	The phrase “assets defined by the Presidential Decree” specified in the proviso of Article 17 refers to the following:

1.	Land; and

2.

Buildings containing electricity distribution installations and work-related installations; provided that the scope of electricity distribution installations and work-related installations shall be as set forth under the accounting regulations.

Addendum No. 24442 (Mar 23, 2013)

Article 1. (Effective Date)

The Decree shall take effect as of the date of promulgation.

Article 12. (Amendment of Other Laws)

This Decree shall be amended by replacing the references to “Minister of Knowledge Economy” to “Minister of Trade, industry and Energy” in Article 8, Article 9, paragraph 1, Article 9-4, paragraph 1, 2, 3 and 4, Article 9, paragraph 1 and Article 20, paragraph 3 herein.

Addendum No. 31380 (Jan 5, 2021)

The Decree shall take effect as of the date of promulgation.